Exhibit 10.27

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

2006 INCENTIVE COMPENSATION PLAN

PERFORMANCE SHARE AWARD AGREEMENT

This Performance Share Award Agreement (the “Agreement”) is made, effective as of February 25, 2011 (the “Grant Date”), by and between Golfsmith International Holdings, Inc, (the “Company”) and ( XX ) (the “Participant”).

RECITALS:

WHEREAS, the Company has adopted the Golfsmith International Holdings, Inc. 2006 Incentive Compensation Plan (the “Plan”) pursuant to which Performance Shares may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the award of Performance Shares provided for herein (the “Performance Share Award”) to the Participant in recognition of the Participant’s services to the Company, such grant to be subject to the terms set forth herein.

NOW, THEREFORE, in consideration for the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Grant of Performance Share Award. Pursuant to Section 9.1 of the Plan, the Company hereby grants to the Participant on the Grant Date, in the aggregate, ( ZZ ) Performance Shares on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. Such Performance Shares shall be credited to a separate account maintained for the Participant on the books of the Company (the “Account”). On any given date, the value of each Performance Share comprising the Performance Share Award shall equal the Fair Market Value of one Share on such date.

2.	Incorporation by Reference. The provisions of the Plan are hereby incorporated herein by reference. This Agreement shall be construed in accordance with the provisions of the Plan and, except as otherwise expressly set forth herein, any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have the authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Participant and her legal representative in respect of any questions arising under the Plan or this Agreement.

3.	Terms and Conditions.

(a)	Earned Performance Shares. Subject to the terms and conditions of this Agreement and those of the Plan, the number of Performance Shares earned (the “Earned Performance Shares”), if any, shall be determined based on the extent to which the actual 2011 Company EBITDA (as hereinafter defined) attains the 2011 Company EBITDA targets set forth in the following schedule:

2011 Company EBITDA	Earned Performance Shares

Less than $13,470,000	Zero

$13,470,000	25.0%

$14,424,000	33.3%

$16,000,000	50.0%

$18,000,000	66.7%

$20,000,000 or greater	100.0%

If actual 2011 Company EBITDA is between any target levels set forth in the above schedule, the Earned Performance Shares shall be determined by linear interpolation.

Following issuance of the Company’s 2011 audited financial statements, the Committee shall determine and certify in writing the extent to which the 2011 Company EBITDA targets set forth above were attained and the number (if any) of Earned Performance Shares in accordance with this Agreement.

(b)	Restricted Stock. During 2012, following the determination of the number of Earned Performance Shares in accordance with Section 3(a) hereof, each Earned Performance Share shall automatically be converted into one Share of Restricted Stock under the Plan (the “Restricted Stock”) awarded to the Participant on the date of such conversion (the “Conversion Date”), provided that the Participant has not Terminated on or prior to the Conversion Date. Upon any such Termination of the Participant under any circumstances, the Performance Share Award and any right to receive Restricted Stock shall be immediately and unconditionally forfeited. The Restricted Stock shall be subject to the terms and conditions of the Plan and this Agreement, including a restriction period (the “Period of Restriction”) as set forth herein. The Period of Restriction shall commence on the Conversion Date and shall end as to one-third (1/3) of the total number of Shares of Restricted Stock on each of the first, second and third anniversaries of the Grant Date, subject to the terms and conditions of this Agreement. Upon Termination of the Participant under any circumstances, any Restricted Stock as to which the Period of Restriction has not lapsed in accordance with this Agreement as of the date of such Termination shall be immediately and unconditionally forfeited and revert to the Company, without any action required by the Participant or the Company.

(c)	Certain Restrictions. The Performance Share Award, including the Restricted Stock while subject to the Period of Restriction, may not be sold, exchanged, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of and may not be subject to lien, garnishment, attachment or other legal process. Neither the Participant nor any other person shall become the beneficial owner of the Shares underlying the Performance Shares, nor have any rights to dividends or other rights as a stockholder with respect to any such Shares, until and after such Performance Shares, if any, are converted into Shares of Restricted Stock pursuant to Section 3(b) hereof and such Shares of Restricted Stock have been actually issued to the Participant and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement. The Participant shall be the record holder of any Shares of Restricted Stock issued to the Participant hereunder, subject to the restrictions set forth in this paragraph. The Participant covenants and agrees that he or she shall not vote Shares of Restricted Stock that are subject to the Period of Restriction. From and after the date on which Shares of Restricted Stock are issued to the Participant, any cash dividends and other distributions made or paid with respect to the Restricted Stock while subject to the Period of Restriction will be held by the Company and paid to the Participant if and when the Period of Restriction applicable to such Restricted Stock ends.

4.	Change of Control. In the event of a Change of Control:

(a)	prior to the Conversion Date, (i) The Committee shall determine the number of Earned Performance Shares based on the principles of Section 3(a) using (x) actual 2011 Company EBITDA for the period ending on the last day of the calendar month immediately preceding the date of such Change of Control (the ‘YTD Actual EBITDA”) and (y) budgeted 2011 Company EBITDA for the same period (the “YTD Budget EBITDA”), it being understood that (a) $13,470,000 is the budgeted 2011 Company EBITDA, (b) the Committee shall calculate the ratio of YTD Actual EBITDA to YTD Budget EBITDA, and (c) such ratio shall be multiplied by $13,470,000 to determine equivalent full year 2011 Company EBITDA performance in order to determine the number of Earned Performance Shares in accordance with Section 3(a). For avoidance of doubt, if such ratio is less than 1.00, there will be no Earned Performance Shares. Such number of Earned Performance Shares shall then be multiplied by a fraction, the numerator of which is the number of calendar days in 2011 that have elapsed prior to the date of the Change of Control, and the denominator of which is 365, and such product shall be the number of Earned Performance Shares for purposes of determining the number of Shares of Restricted Stock under Section 3(b). (ii) The date of such Change of Control shall be treated as the Conversion Date for purposes of Section 3(b). (iii) Any Shares of Restricted Stock into which any Earned Performance Shares convert shall not be subject to the Period of Restriction; or

(b)	on or after the Conversion Date, the Period of Restriction applicable to any outstanding Restricted Stock shall immediately lapse as to the full number of Shares of Restricted Stock.

5.	Evidence of Shares of Restricted Stock; Legend.

(a)	The Participant agrees that, in the Company’s discretion, the Participant’s ownership of the Restricted Stock may be evidenced solely by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated stock transfer agent in the Participant’s name, which shall be subject to a stop transfer order consistent with this Agreement and the legend set forth in this Section 5(b) below.

(b)	If, however, during the Period of Restriction the Restricted Stock is evidenced by a stock certificate or certificates, registered in the Participant’s name, the Participant acknowledges that upon receipt of such stock certificate or certificates, such certificates shall bear the following legend and such other legends as may be required by law or contract:

“These shares have been issued pursuant to the Golfsmith International Holdings, Inc. 2006 Incentive Compensation Plan (the "Plan") and are subject to forfeiture to Golfsmith International Holdings, Inc. in accordance with the terms of the Plan and an agreement between Golfsmith International Holdings, Inc. and the person in whose name the certificate is registered. These shares may not be sold, exchanged, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of except in accordance with the terms of the Plan and said agreement.”

(c)	The Participant agrees that upon receipt of any such stock certificates for the Restricted Stock the Participant shall deposit each such certificate with the Company, or such other escrow holder as the Committee may appoint, together with a stock power endorsed in blank or other appropriate instrument of transfer, to be held by the Company or such escrow holder until the expiration of the applicable portion of the Period of Restriction.

(d)	Upon expiration of the applicable portion of the Period of Restriction, a certificate or certificates representing the Shares as to which the Period of Restriction has so lapsed shall be delivered to the Participant by the Company, subject to satisfaction of any tax obligations in accordance with Section 6 hereof; provided, however, that such Shares may nevertheless be evidenced on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

6.	Tax Withholding. Notwithstanding any other provisions of this Agreement to the contrary, upon the date of expiration of the applicable portion of the Period of Restriction, or the date as of which the value of any Performance Shares or Shares of Restricted Stock otherwise becomes includible in the Participant’s gross income for tax purposes, the Participant shall be required to pay to the Company or any Affiliate in cash, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any Shares deliverable pursuant to the Performance Share Award (including Shares of Restricted Stock as to which the Period of Restriction has ended), or from any compensation or other amounts owing to the Participant, the amount of any required withholding taxes in respect of the Performance Share Award (including the Restricted Stock award hereunder). Additionally, the Committee shall be authorized to take such other actions as may be necessary or appropriate in the opinion of the Committee for the Company to satisfy all obligations for the payment of such taxes or otherwise in accordance with Article XVI of the Plan. The Committee may permit the Participant to satisfy the withholding liability: (a) in cash, (b) by the delivery of Shares (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability, (c) by having the Company withhold from the number of Shares (as to which the Period of Restriction has ended) otherwise issuable or deliverable hereunder a number of Shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability), or (d) by a combination of such methods. In the event that the Participant elects immediate federal income taxation with respect to all or any portion of the award of Restricted Stock hereunder pursuant to Section 83(b) of the Code, the Participant agrees to notify the Company thereof in writing at or prior to the time of filing such election.

7.	Compliance with Laws and Regulations. The issuance and transfer of Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed at the time of such issuance or transfer.

8.	No Right to Continued Employment. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any Affiliate (which rights are hereby reserved) to Terminate the Participant at any time.

9.	General Assets. All amounts credited to the Account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in the Account shall make the Participant only a general, unsecured creditor of the Company.

10.	Notices. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to her at her address as recorded in the records of the Company

11.	Bound by Plan. By signing this Agreement, the Participant acknowledges that she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan.

12.	Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

13.	Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on the Participant and the beneficiaries, executors and administrators, heirs and successors of the Participant.

14.	Amendment of Award. The Committee at any time and from time to time may amend the terms of this Agreement in accordance with Article XV of the Plan.

15.	Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be binding on the Company and the Participant.

16.	Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

17.	Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

18.	Tax Consequences. The Participant acknowledges that there may be adverse tax consequences upon the settlement or vesting of the Performance Share Award (including the Restricted Stock award hereunder), or disposition of any Shares received upon vesting, and that the Participant should consult a tax advisor before such time. In no event shall the Company or any Affiliate be liable for any tax, interest or penalty that may be incurred by the Participant in respect of such awards hereunder. The Participant agrees to sign such additional documentation as the Company may reasonably require from time to time.

19.	Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

20.	Definition of 2011 Company EBITDA. 2011 Company EBITDA means: net income set forth in the Company’s 2011 audited financial statements, adjusted to exclude deduction of interest expense (net of interest income), income taxes, depreciation and amortization, and to exclude (a) gain or loss from sale of capital assets, calculated otherwise in accordance with generally accepted accounting principles and (b) any non-recurring earnings charge approved by the Committee.

[SIGNATURE PAGE FOLLOWS]

EXECUTED, as of the date set forth below.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

By:	/s/ Robert Allen
	Name:	Robert Allen
	Title:	Chairman, Compensation Committee
Golfsmith International Holdings, Inc.
Date:

PARTICIPANT

By:
Name:
Date: